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                                                                   EXHIBIT 10.25

                      SECOND AMENDMENT TO LOAN AGREEMENT
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    THIS SECOND AMENDMENT is entered into as of July 16, 1997 by and between THE
FINISH LINE, INC. (the "Borrower") and NBD BANK, N.A. (the "Bank");

    WHEREAS, the Borrower and the Bank have entered into a certain Loan Agreement dated July 20, 1995 as modified by a First Amendment dated September 1, 1996 (the "Agreement"); and

    WHEREAS, the Borrower has requested that the Bank consent and agree to (i) the creation of Spike's Holding, Inc. ("Spike's"), a Delaware corporation which will be a wholly owned subsidiary of the Borrower, (ii) the transfer of certain intellectual property rights by the Borrower to Spike's, (iii) the licensing of these rights by the Borrower from Spike's, and (iv) the creation of a revolving lending arrangement between Spike's as lender and the Borrower as borrower under which Spike's may lend up to $50,000,000 on an unsecured basis to the Borrower (collectively, the "Affiliate Transactions"); and

   WHEREAS, the Bank is willing to consent to the Affiliate Transactions proved that the Bank receives a guaranty of payment of the Borrower's obligations and s subordination agreement from Spike's under which debt owned by the Borrower to Spike's is subordinated to repayment of the Borrower's obligations owned to the Bank;

   NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. An additional condition precedent is added to Section 3.1 of the Agreement as follows:

    (D) That there is operative and in effect an Unlimited Continuing Guaranty (the "Guaranty") and Debt Subordination Agreement (the "Subordination Agreement") each running from Spike's Holding, Inc., a wholly owned subsidiary of the Borrower, in favor of the Bank, in form and substance satisfactory to the Bank.

2. The Bank consents to the Affiliate Transactions described above and waives any violation of the Agreement which may be occasioned by the Affiliate Transactions.

3. The Bank will receive a Guaranty and Debt Subordination Agreement in the forms of Exhibits A and B attached hereto, from Spike's Holding, Inc. together with proof of the corporate existence of Spike's and proof of the due authorization and execution of such agreements.

4. An additional Event of Default is added to Section 6.1 of the Agreement as follows:

    (J) if Spike's Holding Inc. becomes insolvent, or violates any material provision of the terms of the Guaranty or the Subordination Agreement, or the provisions of either the Guaranty or the Subordination Agreement are no longer enforceable.

5. Except as modified herein, the Agreement, as heretofore modified, will remain unchanged and in full force and effect.

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    IN WITNESS WHEREOF, this Second Amendment has been entered into as of the date first hereinabove written.

    NBD BANK, N.A.                          THE FINISH LINE, INC.


By: /s/ Leo G. Watson, Jr.                By: /s/ Stephen J. Schneider
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    Leo G. Watson, Jr.                       Stephen J. Schneider
    Vice President                           Senior VP of Finance
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    Printed Name - Title                     Printed Name - Title

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